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                                                                    EXHIBIT 3.2

                                   REGULATIONS
                                       OF
                             MIDDLEFIELD BANC CORP.

                                    ARTICLE I
                                  SHAREHOLDERS

         SECTION 1 - MEETINGS; ANNUAL MEETING. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place as may be designated by the Board of Directors and specified in the notice of such meeting within or without the State of Ohio. The Annual Meeting of the shareholders of the Corporation shall be held on the second Wednesday following the first Monday in May of each year, or on the next business day if the second Wednesday is a legal holiday, at such hour as the Board of Directors may determine, or on such other date as the Board of Directors shall determine. The Annual Meeting shall be held for the purpose of electing directors and transacting such other business as may properly come before the meeting.

         SECTION 2 - SPECIAL MEETINGS. (a) Special meetings of the shareholders of the Corporation may be held on any business day and may be called by the Chairman of the Board or the President, by the Board acting at a meeting, by a majority of the directors acting without a meeting or by persons who hold not less than twenty-five percent (25%) of all shares outstanding and entitled to vote at the special meeting.

         (b) A request for a special meeting of shareholders shall be in writing and shall state the object(s) for which the meeting is to be called and the business to be considered and transacted at the meeting. The special meeting shall be confined to the objects stated in the request. The request for a special meeting of shareholders shall be delivered either in person or by registered mail to the President or the Secretary by any person(s) entitled to call a special meeting of shareholders. The President or the Secretary shall forthwith cause to be given to the shareholders notice of a meeting to be held on a date no fewer than ten (10) and no more than ninety (90) days after the receipt of such request, as the President or Secretary may fix. If the notice is not given within fifteen (15) days after the delivery or mailing of the request for a special meeting, the person(s) calling the special meeting may fix the time of the special meeting and give notice thereof in the manner provided by law or these Regulations, or cause such notice to be given by any designated representative.

         SECTION 3 - NOTICE OF MEETINGS. No fewer than ten (10) days and no more than ninety (90) days before the date fixed for a meeting of shareholders, written notice stating the time, place and purpose(s) of such meeting shall be given by or at the direction of the President or the Secretary, or any other person or persons required or permitted by these Regulations to give notice. The notice shall be given by personal delivery or by mail to each shareholder of record as of the day preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of the record date. If mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place and purpose(s) of any meeting of shareholders may be waived in writing by any shareholder either before or after the holding of such meeting, which writing shall be filed with or entered upon the records of the meeting. Attendance of any shareholder at a shareholders' meeting shall be deemed a waiver by him of notice of such meeting, unless the shareholder protests the lack of notice before or at commencement of the meeting.

         SECTION 4 - QUORUM; ADJOURNMENT. Except as may be otherwise provided by law or by the Articles of Incorporation (as amended or restated or as the same may be amended or restated hereafter, the "Articles"), at any meeting of the shareholders the holders of the shares entitling them to exercise a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles or these Regulations to be authorized or taken by a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion; and, provided further, that the holders of a majority of the voting shares represented at a meeting, regardless of whether a quorum is present, may adjourn the meeting from time to time. If any meeting is adjourned, notice of such adjournment need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

         SECTION 5 - PROXIES. Any shareholder entitled to vote at a meeting of the shareholders may vote in person or may be represented and vote by proxy appointed by an instrument in writing, signed by the shareholder or by his duly authorized agent, or by proxy appointed by a verifiable communication that is authorized by the shareholder. For purposes of these Regulations, a verifiable communication is one that creates a record capable of authentication, including but not limited to a telegram, a cablegram or electronic mail, or an electronic, telephonic or other transmission appearing to have been transmitted by the shareholder. No appointment of a proxy shall be valid after the expiration of eleven months after it is made, unless the writing or verifiable communication specifies the date on which it is to expire or the length of time it is to continue in force. Unless the writing or verifiable communication appointing a proxy otherwise provides, each proxy shall have the power of substitution and,

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where three or more proxies are appointed, a majority of them or of their substitutes may appoint one or more substitutes to act for all.

         The presence at a meeting of the person appointing a proxy shall not revoke the appointment. Without affecting any vote previously taken, the person appointing a proxy may revoke the appointment by a later appointment received by the Corporation or by giving notice of the revocation to the Corporation in writing or in open meeting. A proxy shall not be revoked by the death or incompetence of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of the death or incompetence of the maker is given to the Corporation by the executor or administrator of the estate of the maker or by the fiduciary having control of the shares in respect of which the proxy was appointed.

         SECTION 6 - APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND BOARD. Except as otherwise provided by the Articles or by law, any contract, act, or transaction, prospective or past, of the Corporation, or of the Board or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by written consent with or without a meeting, of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

         SECTION 7 - VOTING. Except as otherwise expressly required by law, the Articles or these Regulations, at any meeting of shareholders at which a quorum is present a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with these Regulations will be the act of the shareholders. An abstention shall not represent a vote cast. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Articles or these Regulations or unless the presiding officer otherwise determines.

         SECTION 8 - ORDER OF BUSINESS. (a) The Chairman of the Board, or such other officer of the Corporation as provided in these Regulations or designated by Board of Directors, will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation authority to decide who (other than shareholders of the Corporation or their duly appointed proxies) may attend shareholders' meetings; authority to decide whether any shareholder or his proxy shall be excluded from a meeting of shareholders based upon the presiding officer's determination, in his sole discretion, that the shareholder or his proxy has unduly disrupted or is likely to disrupt the proceedings of the meeting; and authority to determine the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.

         (b) At an annual meeting of the shareholders, the only business that will be conducted or considered is such business as is properly brought before the meeting. To be properly brought before an annual meeting, business must be
(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President or the Secretary in accordance with these Regulations, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of the Board, or (iii) otherwise properly submitted by a shareholder of the Corporation for a vote at the meeting in accordance with these Regulations.

         (c) For business to be properly submitted by a shareholder for a vote at an annual meeting, the shareholder must (i) be a shareholder of record as of the record date for the meeting, (ii) be entitled to vote at the meeting, and
(iii) have given timely notice in writing of the proposal to be submitted by the shareholder for a vote. The shareholder's notice must be delivered to the Secretary at the Corporation's principal executive offices.

         (d) To be timely, a shareholder's notice must be received by the Secretary at least 60 calendar days before the date corresponding to the date on which the Corporation's proxy materials were mailed to shareholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year's annual meeting, or if the Corporation did not hold an annual meeting in the preceding year, then the shareholder's notice will be considered timely if it is received by the Secretary a reasonable time before the Corporation mails its proxy materials for the annual meeting, but in any event at least 30 days before the Corporation mails its proxy materials for the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:

         (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

         (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made,

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         (C)      the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and

         (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         Nothing in these Regulations affects any right of shareholders to request inclusion of proposals in the Corporation's proxy statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, provided the Corporation has securities registered under Section 12 of the Securities Exchange Act of 1934, or the limitations and obligations imposed under Rule 14a-8 on any shareholder requesting inclusion of a proposal under that rule.

         (e) At a special meeting of shareholders, the only business that will be conducted or considered is such business as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President or the Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with these Regulations or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of the Board.

         (f) The determination of whether any business to be brought before an annual or special meeting of the shareholders is properly brought before that meeting will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting and that business will not be conducted or considered.

         SECTION 9 - RECORD DATE; CLOSING THE TRANSFER BOOKS. For any lawful purposes, including without limitation, the determination of the shareholders who are entitled to:

         (a)      receive notice of or to vote at a meeting of shareholders;

         (b)      receive payment of any dividend or distribution;

         (c) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or

         (d) participate in the execution of written consents, waivers or releases,

the Board may fix a record date, which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (a),
(b) and (c) above, shall not be more than ninety (90) days before the date of the meeting of shareholders or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of the meeting, unless the Board or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date. In case a new record date is so fixed, notice of the new record date and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of the new record date in accordance with the same requirements as those applying to a meeting newly called. The Board may close the share transfer books against transfers of shares during the whole or any part of the period provided for herein, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.

                                   ARTICLE II
                                     SHARES

         SECTION 1 - FORM OF CERTIFICATES AND SIGNATURES. Certificates for shares may be issued to each shareholder in such form as shall be approved by the Board of Directors. Certificates for shares shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation. Certificates for shares shall certify the number and class of shares held in the Corporation, but no certificate for shares shall be executed or delivered until those shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a certificate so countersigned ceases to be an officer before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered. The directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares, as provided in the Ohio General Corporation Law Section 1701.24.

         SECTION 2 - TRANSFER OF SHARES. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof in person, or by a duly authorized attorney, upon surrender and cancellation of certificates (in the case of certificated shares) for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the

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authenticity of the signatures to the assignment and power of transfer as the
Corporation or its agents may reasonably require.

         SECTION 3 - LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed. However, the Board may, in its discretion, require the owner, or his legal representatives, to give the Corporation a written affidavit that the certificate has been lost, stolen or destroyed and a bond or indemnity satisfactory to the Board, which shall contain such terms as the Board may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

         SECTION 4 - TRANSFER AGENTS AND REGISTRARS. The Board may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of transfer agents and registrars, or any of them. The Board shall have authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer and registration of certificated and uncertificated shares of the Corporation.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 1 - AUTHORITY. Except where the law, the Articles or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.

         SECTION 2 - NUMBER; ELECTION; QUALIFICATIONS; CLASSIFICATION. (a) The Board of Directors of the Corporation shall consist of no fewer than five (5) and no more than twenty-five (25) directors, the exact number of directors being fixed from time to time within that range (i) by the Board or (ii) at an annual meeting, by the affirmative vote of holders of a majority of the voting power of the Corporation represented at the meeting. No reduction in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Beginning with the election of directors at the annual meeting in the year 2001 and thereafter, directors may be elected by the shareholders at annual meetings of shareholders only. Directors shall be elected by plurality vote of all votes cast. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation. A director need not be a shareholder of the Corporation.

         (b) At any time when the number of directors (including vacancies) of the Corporation is less than six, as determined in accordance with Article III,
Section 2(a), the directors elected thereafter will hold office for a term of one year, expiring at the annual meeting of shareholders at which their successors are elected. At any time when the number of directors (including vacancies) of the Corporation is six or more, as determined in accordance with
Article III, Section 2(a), the directors will be classified into at least two classes, as nearly equal in number as possible and consisting of no fewer than three directors in each class, designated Class I, Class II and, if there are nine or more directors, Class III. The members of each class shall hold office until their successors are elected. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring (i) at the annual meeting of shareholders held in the second year following the year of their election, if there are two classes of directors, or (ii) at the annual meeting of shareholders held in the third year following the year of their election, if there are three classes of directors.

         Unless directors are elected at a special meeting before the annual meeting in 2001 to different terms and unless there are nine or more directors divided among three classes, directors elected at the annual meeting in 2001 and at the annual meeting in 2002 shall be elected for full two-year terms or transitional one-year terms so that, at the annual meeting in 2002 and at annual meetings thereafter, one of the two classes of directors stands for election at that annual meeting to a two-year term. Likewise, if there are nine or more directors, directors shall be apportioned among three classes, and one or more classes may be elected to a transitional term of less than three years so that one of the three classes stands for election in each year.

         SECTION 3 - NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Any vacancy (including newly created directorships resulting from an increase in the number of directors and vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause) may be filled by the affirmative vote of (i) a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or (ii) the shareholders after a vote to increase the number of directors at a meeting called for that purpose. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected. When the number of directors is


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increased, newly established directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

         SECTION 4 - NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors. However, a shareholder may nominate a director if and only if the shareholder gives timely written notice of his or her intent to make the nomination or nominations. The shareholder's notice shall be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary within the time limits set forth in these Regulations for a shareholder's submission of business for a vote at an annual meeting.

         The shareholder's notice of his or her intent to make a nomination must set forth the following:

         (a) the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made, as well as the name and address of each person(s) nominated by the shareholder;

         (b) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

         (c) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

         (d) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

         (e) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

         (f) the signed consent of each nominee to serve as a director of the Corporation if so elected.

         If the presiding officer determines that a nomination was not made in accordance with these Regulations, the presiding officer of the annual meeting will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provision of these Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in these Regulations, provided the Corporation has securities registered under Section 12 of the Securities Exchange Act of 1934.

         SECTION 5 - RESIGNATION; REMOVAL. No director may be removed during the term of office for which he or she was elected, by shareholders or otherwise, except for good cause, and if removed by shareholders for good cause, only by the holders of a majority of the voting power of the Corporation. Any director may resign at any time by oral statement to that effect made at a meeting of the Board or in writing to that effect delivered to the Secretary. The director's resignation shall take effect immediately or at such other time as the director may specify.

         SECTION 6 - MEETINGS. For the purpose of electing officers and transacting any other business, a regular meeting of the Board of Directors may be held immediately after the annual meeting of the shareholders. Other regular meetings of the Board may be held at such other time and place either within or without the State of Ohio as may from time to time be determined by the Board; provided that, the Board of Directors shall meet no less frequently than once per calendar quarter. Notice of regular meetings of the Board of Directors need not be given.

         Special meetings of the Board of Directors may be called by the Chairman, the President or any two (2) or more members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given to each director. Every notice of a special meeting of directors shall state the time and place of the meeting, but it need not state the purpose(s) thereof. Notice may be given by mail, addressed to the director at his or her customary mailing address or usual place of business, at least two (2) days before the day on which the meeting is held. Notice may also be given personally or by telephone, telegram, cablegram, telex, facsimile, or other communication. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Ohio as is determined by the Board or specified in the notice of any such meeting.

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         Written notice of meetings of the Board of Directors may be waived in writing by any director. The presence of a director at a meeting of the Board of Directors shall be deemed a waiver by him of notice of such meeting, unless he or she protests the lack of proper notice before or at commencement of the meeting.

         SECTION 7 - QUORUM AND VOTE. A majority of the directors then in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum is present.

         SECTION 8 - COMMITTEES. The Board of Directors may from time to time create an executive committee and any other committee or committees of directors. Consistent with the Ohio General Corporation Law, the Articles and these Regulations, the Board may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at meetings of the committee. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors. Each committee will keep a written record of all action taken by it.

         SECTION 9 - PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT. Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other. Such participation will constitute presence in person at the meeting.

         SECTION 10 - CONTRACTS. Because it is in the best interest of the Corporation to attract as directors individuals with diverse business interests, some of whom are likely to be connected with other corporations with which, from time to time, the Corporation must have business dealings, no contract or other transaction between the Corporation, any other person, corporation or legal entity shall be affected by the fact that directors of the Corporation are partners in, officers or directors of, or otherwise interested in any such other person, corporation or legal entity, provided such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the members of the Board of Directors not so interested.

         SECTION 11 - BYLAWS. The Board may adopt bylaws for its own government, not inconsistent with the Articles or these Regulations.

         SECTION 12 - COMPENSATION. The Board of Directors may establish the compensation and expense reimbursement policies for directors in exchange for their service on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by directors to the Corporation or any of its subsidiaries.

         SECTION 13 - ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors. Any action required or permitted to be taken by a committee of the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1 - CHAIRMAN OF THE BOARD. If the Board of Directors determines that one of its members should be Chairman of the Board and elects one of its members to that office, he shall preside at all meetings of the Board of Directors and perform such other duties as shall be assigned to him from time to time by the Board of Directors. If the Board shall have appointed a Chairman, he will call meetings of shareholders to order and will act as presiding officer thereof.

         SECTION 2 - ELECTION AND DESIGNATION OF OFFICERS. The officers of the Corporation shall include a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be elected by the Board at its first regular meeting following the annual meeting of shareholders. There may also be one or more Assistant Secretaries and Assistant Treasurers, as may from time to time be elected by the Board. The President shall be a director, but none of the other officers need be a director. Any two (2) or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such


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instrument is required to be executed, acknowledged or verified by two (2) or more officers. The Board may prescribe the duties of any officer.

         SECTION 3 - TERM OF OFFICE; VACANCIES. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the first regular meeting of the Board of Directors following the annual meeting of shareholders or until their successors are elected. Without prejudice to the contract rights of such officer, the Board may remove any officer at any time, with or without cause. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         SECTION 4 - PRESIDENT; DUTIES. Unless the Board has designated a Chairman, or if the Chairman is absent or disabled, or if circumstances prevent the Chairman from acting, the President shall preside at meetings of shareholders and at all meetings of the Board. Subject to the direction and control and under the supervision of the Board of Directors and an executive committee of the Board, the President shall have general charge of the business affairs and property of the Corporation and control over its officers, agents and employees. He shall, in general, perform all duties and have all powers incident to the office of President and shall perform such other duties and have such other powers as from time to time may be assigned to him by these Regulations or by the Board of Directors or the executive committee of the Board.

         SECTION 5 - VICE PRESIDENT; DUTIES. Each Vice President shall have the powers and duties incident to that office and shall have such other duties as may be prescribed from time to time by the Board of Directors or by the President. In case of the absence or disability of the President, or when circumstances prevent the President from acting, a Vice President designated by the Board shall perform all the duties and possess all the authority of the President. Each Vice President may sign and execute on behalf and in the name of the Corporation, bonds, contracts, instruments and documents authorized by the Board. Any one or more of the Vice Presidents may be designated as an "Executive Vice President."

         SECTION 6 - SECRETARY; DUTIES. The Secretary shall attend all meetings of the shareholders and of the Board and act as Secretary thereof, and shall keep the minutes thereof in books of the Corporation provided for that purpose, which shall be attested by him, and, when required, he shall perform like duties for the standing committees, if any, elected or appointed by the Board; he shall see that proper notice, when required, is given of all meetings of the shareholders and of the Board; he may sign, with the President or any Vice President, on behalf and in the name of the Corporation, all contracts and other instruments authorized by the Board or the executive committee of the Board; he may sign or his facsimile signature, with that of the President or one of the Vice Presidents, may be used to sign certificates for shares of the capital stock of the Corporation; he shall keep in safe custody the seal of the Corporation and, whenever authorized by the Board or the executive committee of the Board, shall attest and affix the seal to any contract or other instrument requiring the same; he shall keep in safe custody all contracts and such books, records and other papers as the Board or the executive committee of the Board may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours; he shall produce on request at each meeting of shareholders for the election of directors a certified list of shareholders, arranged in alphabetical order; and he shall, in general, perform all the duties usually incident to the office of Secretary, subject to the control of the Board and the executive committee of the Board.

         SECTION 7 - TREASURER; DUTIES. The Treasurer shall keep or cause to be kept in books belonging to the Corporation full and accurate accounts of all receipts, disbursements, assets, liabilities, gains, losses, stated capital, shares and business transactions of the Corporation. The Treasurer shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and he shall do with the same as may from time to time be directed by the Board of Directors or the executive committee of the Board. The Treasurer shall have the care and custody of all funds and securities of the Corporation and deposit such funds in the name of the Corporation in such bank or banks as the Board or the executive committee of the Board may designate. The Treasurer is authorized to sign all checks, drafts, notes, bills of exchange, orders for the payment of money and any negotiable instruments of the Corporation, but no such instrument shall be signed in blank. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the executive committee of the Board or the President. The Treasurer shall at all reasonable times exhibit the books and accounts to any director and, also, provided the Board or the executive committee of the Board or the President so orders, to any shareholder of the Corporation upon application at the offices of the Corporation by such shareholder during business hours; and he shall give such bonds for the faithful performance of his duties as the Board, the executive committee of the Board or the President may determine. The Treasurer shall perform such other duties as may be incident to his office and as may be assigned to him by the Board of Directors or the executive committee of the Board.

         SECTION 8 - OTHER OFFICERS; DUTIES. The Assistant Secretaries and Assistant Treasurers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers. The Board of Directors may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers or duties, or any of them, of an officer to any other officer, or to any director.

                                    ARTICLE V
                                  COMPENSATION

         By the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, the Board shall have authority to establish reasonable compensation for services to the Corporation by directors and officers, which may include pension, disability and death benefits and other benefits, or to delegate such authority to a committee of the Board or to one or more officers.

                                   ARTICLE VI
                             EXECUTION OF CONTRACTS
                       VOUCHERS AND NEGOTIABLE INSTRUMENTS

         The Board or the executive committee of the Board may authorize any of the officers of the Corporation or any other person or persons, either singly or with another such officer or person as said Board or Board committee may direct, to sign, on behalf of and in the name of the Corporation, contracts, indentures, deeds, conveyances, leases, declarations, communications and other instruments and documents, and the Board or the executive committee of the Board may authorize any of the officers of the Corporation or any other person or persons, either singly or with another such officer or person as said Board or executive committee may direct, to sign on behalf of and in the name of the Corporation, manually or by facsimile signature, checks, drafts, notes, bonds, debentures, bills of exchange and orders for the payment of money. In case any of the officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used, as aforesaid, upon any such document, instrument or security shall cease to be such officer of the Corporation before such document, instrument or security shall have been delivered or issued, such document, instrument or security, upon due delivery or issuance thereof, shall be valid and effective as though the person or persons who signed or whose facsimile signature or signatures were used upon such document, instrument or security had not ceased to be such officer of the Corporation.

                                   ARTICLE VII
                    AUTHORITY TO TRANSFER AND VOTE SECURITIES

         The President and each Vice President of the Corporation are each authorized to sign the name of the Corporation and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Corporation and to issue the necessary powers of attorney for the same; and each such officer is authorized, on behalf of the Corporation, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

                                  ARTICLE VIII
                          INDEMNIFICATION AND INSURANCE

         SECTION 1 - INDEMNIFICATION. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and including, without limitation, any action, suit or proceeding by or in the right of the Corporation or otherwise), by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         SECTION 2 - INSURANCE. To the full extent then permitted by law and authorized by the Board of Directors, the Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 of this article against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, regardless of whether the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

         SECTION 3 - AGREEMENTS. Upon approval by the Board of Directors, the Corporation may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, regardless of whether the Corporation would have the power under law or these Regulations to indemnify any such person.

                                   ARTICLE IX
                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.